Exhibit 99.1

Contact: Claire M. Gulmi

Executive Vice President and

Chief Financial Officer

(615) 665-1283

AMSURG CORP. PRICES $1.1 BILLION SENIOR UNSECURED NOTES OFFERING

NASHVILLE, Tenn. – (July 1, 2014) – AMSURG Corp. (NASDAQ: AMSG) today announced that its newly formed wholly-owned unrestricted subsidiary AmSurg Escrow Corp. has priced a private offering of $1.1 billion aggregate principal amount of senior unsecured notes due 2022 (the “Notes”). The Notes will be sold to qualified institutional buyers at a price of 100% of the principal amount thereof and will bear interest at a rate equal to 5.625% per annum.

The gross proceeds from the sale of the Notes will be deposited into a segregated escrow account subject to customary escrow provisions to secure the Notes, together with a contribution from AMSURG in an amount equal to the accrued interest through the last possible date of mandatory redemption of the Notes, until the proposed transaction with Sheridan is consummated. Upon consummation of the transaction, the escrowed funds will be released and applied to consummate the transaction, AmSurg Escrow Corp. will merge with and into AMSURG, with AMSURG surviving the merger, and the Notes will be the senior obligations of AMSURG.

AMSURG intends to use the net proceeds from this private offering, together with its recently announced registered public offerings of common stock and 5.250% Mandatory Convertible Preferred Stock, additional debt financing and cash on hand, to finance the cash consideration to be paid to consummate the Sheridan transaction, as well as repay borrowings under AMSURG’s existing revolving credit facility, repay the outstanding balance of its senior secured notes due 2020 and pay fees and expenses related to the Sheridan transaction.

The Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release will not constitute an offer to sell or a solicitation of an offer to buy any Notes or any other securities of AMSURG.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the Sheridan transaction and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.

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AMSG Prices $1.1 Billion Senior Unsecured Notes Offering

July 1, 2014

Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “predicts,” or the negative of these words or phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect AMSURG’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, AMSURG disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Certain risks and uncertainties related to AMSURG’s business are or will be described in greater detail in AMSURG’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks.

About AMSURG Corp.

AMSURG Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. As of March 31, 2014, AMSURG owned and operated 242 centers.

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